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                                                                      EXHIBIT 20


                          KEY AUTO FINANCE TRUST 1997-1
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

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

Collection Period:  November 1 to November 30, 1999
Distribution Date:  December 15, 1999


Statement for Class A and Class B Noteholders and Certificateholders                                         Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                                     Class A/Class B
                                                                                                               Certificate Amount
                                                                                                               ------------------

(i)  Principal Distribution
          Class A-1 Note  Amount                                                                             0.00       0.0000000
          Class A-2 Note  Amount                                                                             0.00       0.0000000
          Class A-3 Note  Amount                                                                     5,950,871.85     128.9714538
          Class B  Note  Amount                                                                              0.00       0.0000000
          Certificates  Amount                                                                               0.00       0.0000000


(ii)  Interest Distribution
          Class A-1 Note  Amount                                                                             0.00       0.0000000
          Class A-2 Note  Amount                                                                             0.00       0.0000000
          Class A-3 Note  Amount                                                                       233,888.50       5.0689949
          Class B  Note  Amount                                                                        140,304.00       5.3333333
          Certificates  Amount                                                                         112,535.50       6.4166667


(iii)  Total Pool Balance of Notes and Certificates (end of Collection Period)                      83,530,907.68


(iv)   Class A-1 Notes Balance (end of Collection Period)                                                    0.00
       Class A-1 Pool Factor (end of Collection Period)                                                                0.0000000
       Class A-2 Notes Balance (end of Collection Period)                                                    0.00
       Class A-2 Pool Factor (end of Collection Period)                                                                0.0000000
       Class A-3 Notes Balance (end of Collection Period)                                           39,685,907.68
       Class A-3 Pool Factor (end of Collection Period)                                                                0.8601007
       Class B Notes Balance (end of Collection Period)                                             26,307,000.00
       Class B Pool Factor (end of Collection Period)                                                                  1.0000000
       Certificates Balance (end of Collection Period)                                              17,538,000.00
       Certificates Pool Factor (end of Collection Period)                                                             1.0000000


(v)  Basic Servicing Fee                                                                                74,568.15      0.1635317


(vi)   Aggregate Net Losses                                                                            308,295.02
        Aggregate Realized Losses                                                                      458,922.07
        Cummulative Net Losses for all periods                                                      21,994,890.30


(vii)   Reserve Account Balance after Giving Effect to Payments                                      6,839,790.00
       Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments                            6,839,790.00
       Made on Distribution Date
        Draws on Reserve Account                                                                             0.00
        Deposits to Reserve Account                                                                          0.00
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


                                                 KEY AUTO FINANCE TRUST 1997-1
                                  MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                                                Servicer: Key Bank USA, N.A.
                                          Indenture Trustee: Bankers Trust Company
                                        Owner Trustee: Chase Manhattan Bank Delaware



Collection Period:  November 1 to November 30, 1999
Distribution Date:  December 15, 1999


Statement for Class A and Class B Noteholders and Certificateholders                                         Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                                     Class A/Class B
                                                                                                               Certificate Amount
                                                                                                               ------------------

(viii)  Class A-1 Notes Interest Carryover Shortfall                                                         0.00       0.0000000
         Class A-2 Notes Interest Carryover Shortfall                                                        0.00       0.0000000
         Class A-3 Notes Interest Carryover Shortfall                                                        0.00       0.0000000
         Class B Notes Interest Carryover Shortfall                                                          0.00       0.0000000
         Certificates Interest Carryover Shortfall                                                           0.00       0.0000000
         Class A-1 Notes Principal Carryover Shortfall                                                       0.00       0.0000000
         Class A-2 Notes Principal Carryover Shortfall                                                       0.00       0.0000000
         Class A-3 Notes Principal Carryover Shortfall                                                       0.00       0.0000000
         Class B Notes Principal Carryover Shortfall                                                         0.00       0.0000000
         Certificates Principal Carryover Shortfall                                                          0.00       0.0000000


(ix)  Additional Principal Distributable Amount                                                              0.00


(x)    Aggregate Purchase Amount of Receivables Repurchased by the  Seller                                   0.00
       or purchased by Servicer


(xi)  Delinquent Contracts
                                                                                            Number                     Balance
                                                                             ----------------------------------------------------
           30-59 Days                                                                        575                     3,942,609.02
           60-89 Days                                                                        206                     1,560,159.67
           90 Days or More                                                                   101                       711,241.15
           Financed Vehicles repossessed but not yet Charged-off                              23                       138,557.38


ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:
-----------------------------------------------

Weighted Average Coupon of Remaining Portfolio (WAC)                                                    0.1273557
Weighted Average Remaining Term of Remaining Portfolio                                                 26.6990186

Net Loss Ratio as of Each Collection Period
     (i)    Second Preceding Collection Period                                                          0.0028125
     (ii)   Preceding Collection Period                                                                 0.0012834
     (iii)  Current Collection Period                                                                   0.0034453
     (iv)   Three Month Average                                                                         0.0025137

Ending Portfolio Balance                                                                            83,530,907.68
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